Exhibit 10.4

EXHIBIT C

LOCK-UP/LEAK-OUT AGREEMENT

This LOCK-UP/LEAK-OUT AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2013, by and between Eos Petro, Inc., a Nevada corporation (the “Company”) on one hand, and LowCal Industries, LLC, a Wyoming limited liability company (“LowCal,” or “Shareholder”). For all purposes of this Agreement, “Shareholder” includes any affiliate or controlling person of Shareholder, and any other agent, representative or other person with whom Shareholder is acting in concert.

RECITALS

A. On November 6, 2013, the Company and Shareholder entered into a Second Amendment to the LowCal Agreements (the “Second Amendment”).

B. Subject to the terms and conditions of the Second Amendment, LowCal or its affiliates have or may in the future receive shares of common stock of the Company (“Financing Shares”).

C. The Company conditioned its execution of the Second Amendment upon the full execution of this Agreement.

D. The Shareholder has agreed to enter into this Agreement, which shall restrict the public sale, assignment, transfer, conveyance, hypothecation or alienation of all shares of the Company’s common stock, including the Financing Shares, whether now beneficially owned or hereafter acquired (by any means whatsoever) by the Shareholder (the foregoing shares, collectively, the “Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Except as otherwise expressly provided herein, commencing on the execution and delivery of this Agreement and ending on October 17, 2014 (the “Lock-Up Period”), each Shareholder may only publicly sell its Shares subject to the following conditions:

1.1 If at any time after the six (6) months following the date of this Agreement, the average daily trading volume of the Company’s common stock is equal to or greater than 100,000 shares during any twenty (20) consecutive trading days (excluding any trading days during the initial six (6) months following the date of this Agreement), then, subject to any restrictions under applicable law, the Shareholder shall be entitled to resell into the public market not more than 10,000 Shares per day.

1.2 All Shares subject to this Agreement will bear an applicable legend referencing this Agreement and will be subject to irrevocable instructions delivered to the transfer agent concurrently herewith in form and substance satisfactory to the Shareholder to ensure prompt compliance with the terms of this Agreement, including providing for releases of the Shares or removal of legends as set forth in such instructions. Such instructions will include a direction requiring the transfer agent to deliver to each party to this Agreement upon request a report setting forth the shareholdings of each party hereto and any transfers of such shares that may have occurred.

1.3 Each Shareholder agrees that it will not, directly or indirectly, engage in any short selling, hypothecation of Shares or by any other manner or method sell or lend Shares that would be averse to the publicly traded shares of Company during the Lock-Up Period.

1.4 Any transferee of any of the Shares covered by this Agreement, other than purchasers in transactions in accordance with Section 1.1 or purchasers in transactions permitted under a waiver by the Company pursuant to Section 2, shall be subject to all of the terms and conditions of this Agreement, including, without limitation, all restrictions on the resale of such Shares, and for all such purposes, any such transferee shall be a “Shareholder” as defined herein.

1.5 Any purported transfer of Shares in violation of this Agreement shall be void and of no force or effect, and no such transfer shall be made or recorded on the books of the Company.

2. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein.

3. In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such transaction and the Shares restricted pursuant hereby shall be released from such restrictions.

4. Except as otherwise provided in this Agreement or any other agreements between the parties hereto, the Shareholder shall be entitled to its respective beneficial rights of ownership of the Shares, including the right to vote the Shares for any and all purposes.

5. All notices and other communications hereunder shall be in writing and shall be acceptable if (a) delivered personally or by telecopy, or (b) if sent by registered or certified mail (return receipt requested) and postage prepaid, or (c) if sent by reputable overnight courier, so long as the parties to this Agreement receive such notices at the addresses set forth in the Loan Agreement or at such other address for a party as shall be specified by like notice. All notices shall be deemed to be given on the same day if delivered by hand or telecopy or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

6. The resale restrictions on the Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

7. If the Company or Shareholder fails to fully adhere to the terms and conditions of this Agreement, such party shall be liable to the other party hereto for any damages suffered by any party hereto by reason of any such breach of the terms and conditions hereof. Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by that Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, the non-defaulting party may seek a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or its other shareholders may suffer as a result of any breach or continuation thereof.

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8. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

11. Shareholder represents that before executing this Agreement he or she had the opportunity to consult with competent legal counsel of his or her own choosing, carefully read the Agreement, and has been fully and fairly advised as to its terms. The parties hereto agree that any rule of law or decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

12. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement. The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person on this Agreement, which are delivered by facsimile, electronic signature or scanned electronic e-mail attachment, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each such person. Signatures of the parties transmitted by facsimile or scanned e-mail attachment shall be deemed to be their original signatures for all purposes. This Agreement shall become effective when executed and delivered by the parties hereto.

13. In case any one or more of the provision contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Lock-Up/Leak-Out Agreement as of the day and year first above written.

“COMPANY”

EOS PETRO, INC.,

a Nevada corporation

By: /s/ Nikolas Konstant

Its: Chairman

“LOWCAL”

LOWCAL INDUSTRIES, LLC

a Wyoming limited liability company

By: /s/ Shlomo Lowy

Name: Kinderlach Ltd Co

Its: Managing Member

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